UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Office Properties Income Trust

(Exact name of registrant as specified in its charter)

Maryland	26-4273474
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Senior Notes due 2050	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  333-232515

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 6.375% Senior Notes due 2050, or the Notes, of Office Properties Income Trust, or the Registrant, is contained in the Prospectus dated July 2, 2019 (File No. 333-232515), under the caption “Description of Debt Securities” on pages 7 through 17 thereof, as supplemented by the Prospectus Supplement dated June 16, 2020, under the caption “Description of the Notes” on pages S-9 through S-17 thereof, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.  Such Prospectus, as so supplemented by such Prospectus Supplement, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of July 20, 2017, between the Registrant and U.S. Bank National Association. (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 21, 2017.)

4.2	Second Supplemental Indenture, dated as of June 23, 2020, between the Registrant and U.S. Bank National Association, relating to the 6.375% Senior Notes due 2050, including a form of the 6.375% Senior Notes due 2050. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  June 23, 2020

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Matthew C. Brown
Name: Matthew C. Brown
Title: Chief Financial Officer and Treasurer

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